UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 9, 2024

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35570	20-2932652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Overlook Center, Suite 102

Princeton, New Jersey 08540

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (609) 375-2227

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	SONN	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 9, 2024, Sonnet BioTherapeutics Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “Registered Direct Purchase Agreement”) for a registered direct offering (the “Registered Direct Offering”) with the investors named on the signature page thereto (the “Registered Direct Purchasers”), pursuant to which the Company agreed to sell and issue to the Registered Direct Purchasers an aggregate of (i) 768,000 shares (the “Registered Direct Shares”) of common stock, par value $0.0001, of the Company (“Common Stock”), and (ii) 317,325 pre-funded warrants (the “Registered Direct Pre-Funded Warrants”) to purchase up to an aggregate of 317,325 shares of Common Stock (the “Registered Direct Pre-Funded Warrant Shares”). Pursuant to the Registered Direct Purchase Agreement, in a concurrent private placement (the “First Private Placement”), the Company also agreed to sell and issue to the Registered Direct Purchasers 1,085,325 warrants (the “Registered Direct Common Warrants”) to purchase up to 1,085,325 shares of Common Stock (the “Registered Direct Common Warrant Shares”). Each Registered Direct Share (or Registered Direct Pre-Funded Warrant in lieu thereof) is being sold in the Registered Direct Offering together with one Registered Direct Common Warrant at a combined offering price of $2.23, priced at-the-market under the rules of the Nasdaq Stock Market.

The Registered Direct Pre-Funded Warrants will have an excise price of $0.0001 per share, will be immediately exercisable and may be exercised at any time from the closing date of the Registered Direct Offering until all of the Registered Direct Pre-Funded Warrants are exercised in full. The Registered Direct Common Warrants will have an exercise price of $2.10 per share, will be immediately exercisable and will expire five years from the date of issuance.

The Registered Direct Shares, the Registered Direct Pre-Funded Warrants and the Registered Direct Pre-Funded Warrant Shares are being sold pursuant to Company’s effective shelf registration statement on Form S-3 (File No. 333-276250), including a prospectus contained therein, which was originally filed with the Securities and Exchange Commission (the “SEC”) on December 22, 2023, and was declared effective by the SEC on January 4, 2024, and a related prospectus supplement, dated December 9, 2024, related to the Registered Direct Offering.

In addition, on December 9, 2024, the Company also entered into a securities purchase agreement (the “Private Placement Purchase Agreement” and together with the Registered Direct Purchase Agreement, the “Purchase Agreements”) for a concurrent private placement (the “Second Private Placement” and together with the Registered Direct Offering and the First Private Placement, the “Offering”) with an existing securityholder named on the signature page thereto (the “Private Placement Purchaser”), pursuant to which the Company agreed to sell and issue to the Private Placement Purchaser an aggregate of (i) 127,500 shares (the “Private Placement Shares”) of Common Stock, (ii) 545,500 pre-funded warrants (the “Private Placement Pre-Funded Warrants” and, together with the Registered Direct Pre-Funded Warrants, the “Pre-Funded Warrants”) to purchase up to an aggregate of 545,500 shares of Common Stock (the “Private Placement Pre-Funded Warrant Shares”), and (iii) 673,000 common warrants (the “Private Placement Common Warrants” and, together with the Registered Direct Common Warrants, the “Common Warrants”) to purchase up to an aggregate of 673,000 shares of Common Stock (the “Private Placement Common Warrant Shares”). Each Private Placement Share (or Private Placement Pre-Funded Warrant in lieu thereof) is being sold in the Private Placement together with one Private Placement Common Warrant at a combined offering price of $2.23, priced at-the-market under the rules of the Nasdaq Stock Market.

The Private Placement Pre-Funded Warrants will have an excise price of $0.0001 per share, will be immediately exercisable and may be exercised at any time from the closing date of the Private Placement until all of the Private Placement Pre-Funded Warrants are exercised in full. The Private Placement Common Warrants will have an exercise price of $2.10 per share, will be immediately exercisable and will expire five years from the date of issuance.

The Company has agreed to file a registration statement covering the resale of the Private Placement Shares, the Private Placement Pre-Funded Warrant Shares, the Private Placement Common Warrant Shares and the Registered Direct Common Warrant Shares within 45 calendar days of the date of the Purchase Agreements. The Company must use commercially reasonable efforts to cause such registration statement to become effective within 181 days following the closing date of the Offering and to keep such registration statement effective at all times until the Private Placement Purchaser and the Registered Direct Purchasers no longer own any Private Placement Shares, Private Placement Pre-Funded Warrants, Private Placement Pre-Funded Warrant Shares, Private Placement Common Warrants, Private Placement Common Warrant Shares, Registered Direct Common Warrants or Registered Direct Common Warrant Shares, as applicable.

The Purchase Agreements contain customary representations, warranties and agreements of the Company and the Registered Direct Purchasers and Private Placement Purchaser, as applicable, and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Purchase Agreements, the Company has agreed to certain restrictions on the issuance and sale of its shares of Common Stock and securities convertible into shares of Common Stock for a period of 30 days following the closing of the Offering, subject to certain exceptions. Notwithstanding the foregoing, after 20 days from the date of the Purchase Agreements, the Company will not be prohibited from making sales under its ChEF Purchase Agreement dated May 2, 2024 between the Company and Chardan Capital Markets, LLC (“Chardan”).

The Offering is expected to close on or about December 10, 2024, subject to satisfaction of customary closing conditions, for aggregate gross proceeds to the Company of approximately $3.9 million, before deducting the placement agent fees and estimated offering expenses payable by the Company.

Pursuant to an engagement letter, dated as of December 9, 2024 (the “Engagement Letter”), the Company engaged Chardan to act as its exclusive placement agent in connection with the Offering. The Company has agreed to pay Chardan a cash fee equal to 7.0% of the aggregate amount of proceeds of the Offering (the “Financing Fee”). The Company also agreed that the Financing Fee will apply with respect to any Financing Transaction with an Introduced Party, as defined in the Engagement Letter, that is consummated following the period beginning on December 9, 2024 and expiring on the earlier of (x) the closing of the offering, and (y) thirty (30) days from December 9, 2024 (the “Engagement Period”), provided that such Financing Transaction is consummated within six (6) months of the end of the Engagement Period. The Company also agreed to reimburse Chardan for reasonable out-of-pocket expenses, including but not limited to Chardan’s legal fees and other expenses incurred in connection with the Offering up to $65,000 and to reimburse Chardan for non-accountable expenses equal to 1.0% of the aggregate amount of proceeds of the Offering.

The foregoing descriptions of the Registered Direct Purchase Agreement, the Private Placement Purchase Agreement, the Pre-Funded Warrants and the Common Warrants are not complete and are qualified in their entirety by reference to the full text of the forms of the Registered Direct Purchase Agreement, the Private Placement Purchase Agreement, the Registered Direct Pre-Funded Warrant, the Private Placement Pre-Funded Warrant, and the Common Warrant, copies of which are filed herewith as Exhibit 10.1, Exhibit 10.2, Exhibit 4.1, Exhibit 4.2, and Exhibit 4.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

A copy of the opinion of Lowenstein Sandler LLP relating to the validity of the Registered Direct Shares, the Registered Direct Pre-Funded Warrants and the Registered Direct Pre-Funded Warrant Shares is filed herewith as Exhibit 5.1.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the First Private Placement and the Second Private Placement and the issuance of the Private Placement Shares, the Private Placement Pre-Funded Warrants, the Private Placement Common Warrants, the Private Placement Pre-Funded Warrant Shares, the Private Placement Common Warrant Shares, the Registered Direct Common Warrants and the Registered Direct Common Warrant Shares is hereby incorporated by reference into this Item 3.02. The Private Placement Shares, the Private Placement Pre-Funded Warrants, the Private Placement Common Warrants, the Private Placement Pre-Funded Warrant Shares, the Private Placement Common Warrant Shares, the Registered Direct Common Warrants and the Registered Direct Common Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are instead being offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder.

Item 8.01	Other Events.

On December 9, 2024, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 hereto and is hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Registered Direct Pre-Funded Warrant
4.2	Form of Private Placement Pre-Funded Warrant
4.3	Form of Common Warrant
5.1	Opinion of Lowenstein Sandler LLP
10.1	Form of Registered Direct Securities Purchase Agreement, dated December 9, 2024, by and between the Company and the Purchasers
10.2	Form of Private Placement Securities Purchase Agreement, dated December 9, 2024, by and between the Company and the Purchaser
23.1	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1)
99.1	Press Release, dated December 9, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonnet BioTherapeutics Holdings, Inc.

Date: December 10, 2024	By:	/s/ Pankaj Mohan
	Name:	Pankaj Mohan
	Title:	Chief Executive Officer